                                  Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors
QMed, Inc.

         We consent to the incorporation by reference in this registration statement and related prospectus on Form S-8 of QMed, Inc. and Subsidiaries of our reports dated January 27, 2006 relating to the consolidated financial statements, the financial schedule (Schedule II) and management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting in their annual report on Form 10K for the year ended November 30, 2005.

/s/ AMPER, POLITIZNER & MATTIA, P.C.

Edison, New Jersey
August 11, 2006